Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Shift Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the six months ended June 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), George Arison, Co-Chief Executive Officer of the Company, Toby Russell, Co-Chief Executive Officer of the Company, and Oded Shein, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George Arison
George Arison
Co-Chief Executive Officer
August 10, 2021

/s/ Toby Russell
Toby Russell
Co-Chief Executive Officer
August 10, 2021

/s/ Oded Shein
Oded Shein
Chief Financial Officer
August 10, 2021